Exhibit 10.11

Joinder to Investors' Rights Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by TPY Capital SA (the “Joining Party”) pursuant to the investment made by the Joining Party in accordance with Section 4.3 of that certain the Share Purchase Agreement dated September 27, 2011 by and among Enzymotec Ltd. and investors named therein, as the same may be amended from time to time.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to that certain Investors' Rights Agreement dated September 27, 2011 (the "IRA"), pursuant to Section 4.9 of the IRA, and shall have all of the rights and obligations of an “Investor” and “Holder” there under as if it had executed the IRA. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by all of the terms, provisions and conditions contained in the IRA.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date written below.

Date: March 8, 2012

/s/ Dekel Persi /s/ Jacques Taché
TPY Capital SA

By:	Dekel Persi Jacques Taché

Title:	Directors

Address:	52 Rue du Marechal Foch, Luxembourg

Acknowledged and Agreed:

/s/ Oren Bryan
Enzymotec Ltd.

By: Oren Bryan
Title: CFO
Date: March 8, 2012